Exhibit 99.1

JANUS RESOURCES, INC.
430 Park Avenue, Suite 702
New York, New York 10022
OTCBB: JANI
June 14, 2011
NR 11-01

NEWS RELEASE

Janus Buys Fostung Tungsten Property from EMC Metals Corp.

New York, New York – June 14, 2011 – Janus Resources, Inc. (the “Company” or “JANI”) (OTCBB: JANI) is pleased to announce the purchase of the Fostung tungsten property, located in Foster Township, Sudbury, Ontario, Canada, from  EMC Metals Corp. (“EMC”) (TSX: EMC). The sale price was $500,000 cash, for 100% of the property rights.

The Fostung tungsten property was originally discovered and staked by local prospectors in 1966.  Union Carbide Corporation (“UCC”) optioned the claims in 1978 and pursued a large tonnage, lower grade skarn deposit with an exploration program that represents most of the money and work that has been expended throughout the property’s history.  Breakwater Resources Ltd. (“Breakwater”) of Toronto, Canada optioned the property from UCC in 1988, and subsequently sold the property to EMC Metals Corp. (Golden Predator Corp.), in 2007.   An independent National Instrument 43-101 technical report and resource estimate on the property was prepared in November of 2007 by SRK Consulting, of Lakewood, Colorado.  That initial resource report presented an inferred resource estimate of 12.4 million tonnes, grading 0.213% WO3, with a cut-off grade of 0.125%.  SRK based this estimate on data from a total of 43 diamond core drill holes and an aggregate of 9,185 metres of drill results.

The property was subject to a production bonus payable to Breakwater, which was renegotiated from a common share payment to a straight cash payment of $500,000, and which has been assumed by Janus.  A 1% Net Smelter Return royalty on the property, also payable to Breakwater, has also been assumed by Janus.

About Janus Resources, Inc.

Janus Resources, Inc. is a mineral exploration and development company focussed on the acquisition and development of advanced mineral properties.

About EMC Metals Corp.

EMC Metals Corp. holds the Nyngan Scandium property in a Joint Venture with Jervois Mining Limited of Melbourne, Australia.

EMC also holds the Springer Tungsten property in Nevada, USA, and the Carlin Vanadium property, near Carlin, Nevada.

LEGAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although Janus Resources, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, adverse federal, state and local government environmental regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, price fluctuations, price increases for supplies, litigation and administrative proceedings involving the Company, the possible acquisition of new properties that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out exploration, development and commercialization plans, loss or retirement of key executives, inflationary factors, and other specific risks. There can be no assurance that further exploration of the Company’s properties will result in the discovery of commercial reserves. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For additional information please contact:

Janus Resources Inc.
Investor relations:  800-755-5815

EMC Metals Corp.
Investor Relations: (604) 648-4653 or info@emcmetals.com